[Frontier Logo]

Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation Declares First-Quarter Dividend

Stamford, Conn. – February 17, 2010 – Frontier Communications Corporation (NYSE:FTR) announced today that its Board of Directors has declared a regular quarterly cash dividend payment of $0.25 per share of common stock, payable on March 31, 2010 to holders of record of common stock at the close of business on March 9, 2010.

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) is a full-service communications provider and one of the largest local exchange telephone companies in the country serving rural areas and small and medium-sized towns and cities. Frontier is included in the S&P 500 Index. Frontier Communications offers telephone, television and Internet services, including wireless Internet data access, as well as bundled offerings, specialized bundles for small businesses and home offices, and data security solutions. Additional information about Frontier is available at www.frontier.com.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Director, Investor Relations	AVP Corp. Comm & Recognition
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@frontiercorp.com	greg.lundberg@frontiercorp.com	brigid.smith@frontiercorp.com

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